                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      YEAR ENDED SEPTEMBER 30,
                                                     --------------------------
                                                       1994     1995     1996
                                                     -------- -------- --------
PRIMARY
  Average shares outstanding                            4,937    5,561    5,691
  Net effect of dilutive stock options--based on the
   treasury stock method using average market price       294      280      174
                                                     -------- -------- --------
    Total                                               5,231    5,841    5,865
                                                     ======== ======== ========
  Net income                                         $  3,198 $  3,796 $    707
                                                     ======== ======== ========
  Earnings per share                                 $   0.61 $   0.65 $   0.12
                                                     ======== ======== ========
FULLY DILUTED
  Average shares outstanding                            4,937    5,561    5,691
  Net effect of dilutive stock options--based on the
   treasury stock method using the year-end market
   price, if higher than the average market price         299      280      174
                                                     -------- -------- --------
    Total                                               5,236    5,841    5,865
                                                     ======== ======== ========
  Net income                                         $  3,198 $  3,796 $    707
                                                     ======== ======== ========
  Earnings per share                                 $   0.61 $   0.65 $   0.12
                                                     ======== ======== ========